Exhibit 10.41


                           PURCHASE AND SALE AGREEMENT

                  THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), made effective as of the 18th day of April, 2003, by and between JANUS HOTELS AND RESORTS, INC., a Delaware corporation, having an address at 8534 East Kemper Road, Cincinnati, Ohio 45249 ("Seller"), and JAGI SUBSIDIARY, INC., a Delaware corporation, having an address at 8534 East Kemper Road, Cincinnati, Ohio ("Purchaser").

                  WHEREAS, Seller is the sole member of each of the following, all Delaware limited liability companies (collectively, the "Companies"): (i) JAGI Elbe, LLC, (ii) JAGI BWKQ, LLC, (iii) JAGI Kings Quarters, LLC, (iv) JAGI Sharonville, LLC, and (v) JAGI North Canton, LLC; and

                  WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller all of Seller's interest, as a member, in the Companies; and

                  WHEREAS, the terms and conditions for the sale and purchase have been negotiated and agreed upon by the parties.

                  NOW, THEREFORE, in consideration of the above premises and the representations and covenants hereinafter contained, the parties hereto agree as follows:

                  Section 1.  Sale and Purchase.

                  1.1 Sale of Membership Interests. Subject to the terms and conditions of this Agreement, Seller hereby sells, transfers and delivers to Purchaser, and Purchaser hereby purchases and acquires from Seller, all right, title and interest of Seller as a member in the Companies (the "Membership Interests").

                  1.2 Purchase Price and Payment. The purchase price for the Membership Interest shall be Thirteen Million Two Hundred Forty Two Thousand Thirty Two Dollars ($13,242,032.00) (the "Purchase Price"), which amount reflects the aggregate net cash equity values of the hotel properties owned directly or indirectly by the Companies, all as more fully described in the chart attached hereto as Exhibit A. The Purchase Price shall be payable upon Closing to Seller by the issuance to Seller of 13,242.032 shares of Purchaser's Preferred Stock, Series A (the "Preferred Stock").

                  Section 2.  Closing

                  2.1 Closing. The closing of the purchase and sale of the Membership Interests contemplated by this Agreement shall take place upon the execution of this Agreement (the "Closing").

                  2.2 Closing Deliveries. At the Closing, Seller shall deliver to Purchaser Assignments of Membership Interest, duly executed by Seller, which shall transfer to Purchaser good title to the Membership Interests, free and clear of all claims, liens, security interests, charges, or other encumbrances of any nature whatsoever. Upon Closing, Purchaser shall deliver to Seller a certificate representing the Preferred Stock.

                  2.3 Legend. Each certificate or document representing the Preferred Stock issued pursuant to this Agreement shall be imprinted with, among others, a legend substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE.

                  Section 3.  Representations and Warranties of Seller.



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                                                                  Exhibit 10.41


                  Seller hereby represents and warrants to Purchaser, knowing and intending that Purchaser is relying hereon in entering into this Agreement, that:

                  3.1 Membership Interests. Seller is the lawful owner of each of the Membership Interests as the sole member of each of the Companies. Each Membership Interest is free and clear of any lien, pledge, encumbrance, security interest or claim of any kind or character and of any rights of any third parties to purchase or assert any claim against such Membership Interest. No third party has a right to claim a membership or other equity interest in any of the Companies. Each of the Companies is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  3.2. Due Formation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its business as now being conducted.

                  3.3 Authority. Seller has taken all necessary action to authorize the transfer and delivery to Purchaser of the Membership Interests and has the legal power and authority to execute, deliver and carry out the terms of this Agreement and all instruments delivered by Seller pursuant to or in connection herewith. The signing, delivery and performance of this Agreement does not constitute a breach or default under any agreement or other restriction to which Seller is a party or by which Seller or its property is bound. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms.

                  3.4 Consents. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not violate or require the consent of any person under any agreement to which Seller is a party, except for consents which have been obtained.

                  3.5 Company Assets. The respective Companies own the following:

                  (a) In the case of JAGI Elbe, LLC: 100% of the outstanding stock of Beckelbe, Inc. and a 98% membership interest in Beckelbe, Ltd.;

                  (b) In the case of JAGI BWKQ, LLC: 100% membership interest in JAGI Doswell LLC;

                  (c) In the case of JAGI Kings Quarters, LLC: 85% general partnership interest in Kings Dominion Lodge, a Virginia general partnership;

                  (d) In the case of JAGI Sharonville, LLC: title to that certain hotel property known as the Days Inn Sharonville; and

                  (e) In the case of JAGI North Canton, LLC: title to that certain hotel property known as the Holiday Inn North Canton.

                  Section 4.  Representations and Warranties of Purchaser.

                  Purchaser hereby represents and warrants to Seller, that:

                  4.1 Due Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Prior to the date hereof, Purchaser has engaged in no business.

                  4.2 Authority. Purchaser has the legal power and authority to execute, deliver and carry out the terms of this Agreement and all instruments delivered by Purchaser pursuant to or in connection herewith. The signing, delivery and performance of this Agreement does not constitute a breach or default under any agreement or other restriction to which Purchaser is a party or by which Purchaser or its property is bound. This Agreement has been duly


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                                                                  Exhibit 10.41


executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms.

                  4.3 Purchase for Investment. Purchaser is acquiring the Membership Interests for its own account and not with a view to distribution of the Membership Interests. Purchaser has been afforded the opportunity to ask questions of, and receive answers from Seller regarding the Companies and their respective assets and businesses. Purchaser has been furnished with all information and all documents that it has requested pertaining thereto.

                  4.4 Preferred Stock. The Preferred Stock represents legally issued, fully paid and non-assessable capital stock of Purchaser.

                  Section 5.  Indemnification; Survival

                  5.1 Indemnification by the Seller. The Seller shall indemnify, defend and hold Purchaser harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses) arising from, relating to, or connected with the untruth, inaccuracy or material breach of any statements, representations, or warranties of Seller contained in Section 3 hereof.

                  5.2 Indemnification by Purchaser. Purchaser shall indemnify, defend and hold the Seller harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or material breach of any statements, representations, or warranties of the Buyer contained in Section 4 hereof.

                  5.3 Survival. This Agreement and all representations, warranties, and agreements made herein and pursuant hereto shall survive the Closing and will be true and correct as of the date of the Closing as if made on that date.

                  Section 6.  Condition Precedent.

                  It is a condition precedent to Seller's obligations under this Agreement that Louis S. Beck and Harry G. Yeaggy shall have (i) purchased an aggregate of 3,520.032 shares of the Common Stock of Purchaser in exchange for cash in the aggregate amount of $35.20 and the delivery of promissory notes in the aggregate principal amount of $3,519,996.80 and (ii) agreed to take all actions as controlling stockholders of Seller and a stockholder of Purchaser to cause Purchaser to have a Board of Directors comprised of the same individuals who serve on Seller's Board of Directors.

                  Section 7.  Prior Agreements.

                  Seller and Purchaser agree that each and every term and condition of this Agreement shall supersede any other agreement by and between Seller and Purchaser, whether oral or written, regarding the terms and conditions of the sale and purchase of the Partnership Interest, and all prior agreements shall be declared null and void.

                  Section 8.  Further Assurances.

                  Seller agrees to take such further action, and to execute and deliver such further documents, agreements, certificates and instruments as may be necessary or as any other party shall reasonably request from time to time to give full effect to or to evidence the transactions which are the subject of this Agreement.

                  Section 9.  Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.



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                                                                  Exhibit 10.41


                  Section 10.  Notice.

                  Whenever under the provisions of this Agreement notice is required to be given, it shall be in writing and shall be deemed given when either served personally or mailed, return receipt requested, to the parties at their respective addresses as set forth herein.

                  Section 11.  Waiver.

                  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  Section 12.  Severability.

                  In the event any provision of this Agreement shall be held invalid or unenforceable by any court, such holding shall not invalidate or render unenforceable any other provision of this Agreement, and each and every other provision of this Agreement shall continue in full force and effect.

                  Section 13.  Entire Agreement; Binding Effect; Amendment.

                  This Agreement contains the entire agreement of the parties, and shall inure to the benefit of and be binding upon the parties hereto and upon their successors in interest of any kind whatsoever, including, but not limited to, their heirs, executors, administrators, guardians, trustees, attorneys-in-fact and legal and personal representatives (except as herein otherwise provided). This Agreement may not be amended, supplemented or modified except in a writing executed by the parties hereto. This Agreement may not be waived orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver is sought.


                  Section 14.  Section Headings.

                  Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 15.  Counterparts.

                  This Agreement may be executed in one or more counterparts, in which event all of said counterparts shall be deemed to be originals of this Agreement.





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                                                                  Exhibit 10.41



                  IN WITNESS WHEREOF, each party hereto has executed this Purchase and Sale Agreement as of the day and year first above written.


                                        PURCHASER:

                                        JAGI SUBSIDIARY, INC.


                                        By: /s/ Harry G. Yeaggy
                                            ---------------------------------
                                            Name: Harry G. Yeaggy
                                            Title: Vice Chairman of the Board


                                        SELLER:

                                        JANUS HOTELS AND RESORTS, INC.


                                        By: /s/ Louis S. Beck
                                            ---------------------------------
                                            Name: Louis S. Beck
                                            Title: Chairman of the Board











































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